UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2015

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with a purchase agreement for software technology related to network connections, entered into on December 4, 2015, Square, Inc. (“Square”) issued 667,133 shares of its Class A Common Stock to a company on December 15, 2015 as a portion of the consideration for the purchase and license of certain assets of the company. Square’s offer, sale, and issuance of these shares were made in accordance with the terms and conditions set forth in the purchase agreement and were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the private offering exemption provided by Section 4(a)(2) of the Securities Act. The offer, sale, and issuance qualified for this exemption based on the following factors, among others: (i) the absence of general solicitation, (ii) the investment representations made by the target company, (iii) the provision of appropriate disclosure to the target company, and (iv) the placement of restrictive legends on the relevant securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

By:	/s/ Dana R. Wagner
Dana R. Wagner
General Counsel

Date: January 29, 2016